UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2016
WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2016, Westell Technologies, Inc. (the “Company”) issued a press release announcing the appointment of Kirk R. Brannock as the Company’s Interim President and Chief Executive Officer, effective October 17, 2016. Mr. Brannock will succeed J. Thomas Gruenwald who is leaving the Company as President and Chief Executive Officer and a member of the Board of Directors effective as of September 26, 2016. Mr. Gruenwald’s departure is not the result of any disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices. The Company also announced that Dennis O. Harris has been appointed as interim Chairman of the Board. The Board approved the appointment on September 25, 2016. Mr. Harris has served as a Director of the Company since January 2010. In the interim, Mr. Harris, along with Thomas P. Minichiello, the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary, will assume the executive responsibilities until Mr. Brannock joins the Company.

Mr. Brannock, age 58, previously served as a member of the Company’s Board of Directors from February 2011 to September 2014. Mr. Brannock retired in 2010 from his position as Senior Vice President - Ethernet Deployment at AT&T, a leading provider of voice, video, data and broadband delivery services, after a career spanning more than 30 years. Previously, Mr. Brannock served in leadership positions at AT&T, Ameritech and SBC, including Senior Vice President - AT&T National Installation & Maintenance and President - SBC/Ameritech Midwest Network Services.

Under the terms of an offer letter dated September 26, 2016 (the “Offer Letter”), Mr. Brannock will receive a monthly base salary of $28,333 and reimbursement for temporary housing expenses. Mr. Brannock will also be eligible to receive a discretionary bonus as determined by the Compensation Committee. Mr. Brannock will also receive a grant of 225,000 Restricted Stock Units (“RSU’s”) pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan. The RSU’s will vest upon achievement of certain performance goals tied to the cost savings plan approved by the Board. Upon vesting, the RSUs convert into shares of Class A Common Stock of the Company on a one-for-one basis.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. Additionally, a copy of the press release announcing Mr. Brannock’s appointment and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Mr. Gruenwald’s separation from the Company is a termination “without Cause” within the meaning of the offer letter, entered into as of February 15, 2015, between the Company and Mr. Gruenwald (which agreement has previously been filed with the SEC). Mr. Gruenwald will receive his base salary as if he had remained employed through October 26, 2016, which is the end of the 30-day notice period required by the offer letter. Pursuant to a termination letter dated September 26, 2016, Mr. Gruenwald is eligible to receive an additional two months of base salary as severance, and 15,000 restricted stock awards (granted as part of the director compensation program) will accelerate and vest, if he does not revoke a release and resignation. Under the offer letter, certain unvested outstanding equity awards (which includ es 187,500 stock options with an exercise price of $1.475 per share and 187,500 restricted stock units) will vest in connection with the termination of employment. A copy of the termination letter is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety. For additional information regarding Mr. Gruenwald’s employment arrangement, please review the relevant disclosures in the Company’s 2016 Annual Meeting Proxy Statement.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Offer Letter for Kirk R. Brannock, dated September 26, 2016
10.2	Termination Letter, dated September 26, 2016
99.1	Press release dated September 27, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	September 28, 2016	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Offer Letter for Kirk R. Brannock, dated September 26, 2016
10.2	Termination Letter, dated September 26, 2016
99.1	Press release dated September 27, 2016